                             NEVADA POWER COMPANY
                Computation of Ratios of Earnings to Fixed Charges
                                (In Thousands)

                                                                   Year Ended December 31,
                                                ----------------------------------------------------------
                                                  1996        1995          1994        1993        1992
                                                --------     --------     ---------    -------    --------
EARNINGS:
     Net Income                                   78,868       76,971        81,870      73,546      56,780
     Taxes on Income                              44,970       37,790        44,716      39,665      29,223
     Net income Before income Taxes              123,838      114,761       126,586     113,213      86,003
     Fixed Charges                                64,500      162,504       170,804     153,256     128,430
                                                --------     --------      --------    --------    --------
            Total                                188,347      162,504       170,804     153,258     126,430
                                                --------     --------      --------    --------    --------
                                                --------     --------      --------    --------    --------
FIXED CHARGES:
     Interest Charges                             63,548       46,936        43,015      39,306      41,466
     One-third Annual Rentals                        961          807         1,203         735         961
                                                --------     --------      --------    --------    --------
            Total                                 64,509       47,743        44,218      40,043      42,427
                                                --------     --------      --------    --------    --------
                                                --------     --------      --------    --------    --------
12 MONTHS RATIO OF EARNINGS TO FIXED CHARGES       2.92         3.40          3.86        3.83        3.03